NEWS
                                                    Delta and Pine Land Company
                                                    P.O. Box 157
                                                    Scott, Mississippi 38772
-------------------------------------------------------------------------------

Contact: Investors                       Media
         Tom Jagodinski                  Jonathan Gasthalter/ Cassandra Bujarski
         Delta and Pine Land Company     Citigate Sard Verbinnen
         662-742-4518                    212-687-8080


              DELTA AND PINE LAND COMPANY ANNOUNCES FOURTH QUARTER
                   AND FISCAL YEAR END 2006 FINANCIAL RESULTS

                 Reports Record Annual Revenues of $418 million

         Announces Fiscal 2007 First Quarter Dividend of $0.17 per share
--------------------------------------------------------------------------------



         SCOTT, MS, OCTOBER 24, 2006 -- Delta and Pine Land Company (NYSE:DLP) ("D&PL"), a leading commercial breeder, producer and marketer of cotton planting seed, today announced financial results for the fourth quarter and year ended August 31, 2006.

         Fourth Quarter Results
         Net sales were $6.2 million in the 2006 fourth quarter, a decrease from 2005 fourth quarter net sales of $25.5 million. After charges of $0.28 per diluted share related to the write-off of acquired in-process research and development ("IPR&D") and related transaction expenses from the acquisition of technology licenses from DuPont, and $0.15 per diluted share from expenses incurred in connection with the merger agreement with Monsanto, net loss for the 2006 fourth quarter was $0.91 per diluted share, an increase from last year's fourth quarter net loss of $0.24 per diluted share. In the 2005 fourth quarter, net loss increased by $0.01 per diluted share, due to expenses related to the Pharmacia/Monsanto litigation.
           Excluding the IPR&D charge and merger costs incurred in the fourth quarter, fourth quarter 2006 net loss was higher than the prior year period, primarily due to increased legal and professional fees and costs associated with D&PL's crop loss and replant programs. These programs were adversely impacted by drought conditions in Texas that persisted throughout the growing season. During this period, areas east of Texas were plagued by early season cool weather, followed by drought conditions for the remainder of the growing season. The combination of these weather conditions resulted in unprecedented crop loss and replants for D&PL's farmer customers in the fourth quarter.

         Annual Operating Results
         The Company recorded net sales of $417.6 million for the 2006 fiscal year, compared to $366.1 million in the prior year. The 14% increase in sales was primarily driven by increased domestic revenues, due to higher per-unit technology fees, a 7% increase in overall unit sales volume, and a shift in sales to higher-value stacked trait units, partially offset by higher sales incentive payments and payments under D&PL's crop loss and replant programs. The increase in domestic revenues was partially offset by a decrease in international revenues, primarily resulting from acreage reductions, government regulations, competitive products and exchange rates in certain markets.
         After charges of $0.67 per diluted share ($0.46 from IPR&D charges, $0.15 from merger related costs, and $0.06 from Pharmacia/Monsanto litigation expenses), net income for fiscal 2006 was $0.54 per diluted share, compared to net income of $1.08 per diluted share for fiscal 2005. Fiscal 2005 net income included a reduction of $0.07 per diluted share for expenses related to the Pharmacia/Monsanto litigation.
         An increase in operating expenses for the 2006 fiscal year versus the 2005 fiscal year, excluding the 2006 fiscal year IPR&D charges, was primarily due to higher legal and professional fees, research and development expenses related to developing products with new technologies, and greater compensation and benefits costs.
         Tom Jagodinski, President and Chief Executive Officer, said, "Revenues for the 2006 fiscal year represent the highest recorded in our 91 year history. Our 2006 results are indicative of the strong performance of our cotton germplasm throughout the cotton belt. Excluding the nearly $11 million spent on Monsanto related arbitration and legal costs, our core business earnings grew by 18% in a period where domestic cotton acreage only grew by approximately 7%. We are pleased that three of our top performing varieties were planted on approximately 35% of the domestic cotton acreage in 2006, again demonstrating the value of our long-term research and development efforts. Finally, we are optimistic about the pending merger with Monsanto and the value it will create for both our shareholders and our farmer customers."

         Stock Repurchase Plan
         During fiscal 2006, the Company purchased approximately 808,000 shares of its common stock at an aggregate purchase price of $19.8 million under the $50 million stock repurchase program initiated in June, 2005. Pursuant to the merger agreement executed with Monsanto, D&PL is precluded from repurchasing its own shares.

         Quarterly Dividend
         The Company also announced that its Board of Directors has declared a dividend of $0.17 per share for the first quarter of fiscal 2007. The dividend will be paid on December 14, 2006 to shareholders of record on November 30, 2006.

         2007 Earnings Outlook
         The Company also announced that it will provide earnings guidance for fiscal year 2007 once the harvest is complete and 2007 U.S. cotton planting estimates have been made.

         Conference Call
         D&PL will hold a conference call this morning at 9:30 a.m. ET/8:30 a.m. CT to review this announcement. The call can be accessed by dialing 800-374-0532 (International, 706-634-0148) and access code 9048397. Live audio of the conference call will also be accessible at www.vcall.com. The call will be available on the website for 90 days, and will also be available by replay from noon ET/11:00 a.m. CT on Tuesday, October 24, 2006, through midnight ET/11:00 p.m. CT on Tuesday, October 31, 2006, by dialing 800-642-1687 (International, 706-645-9291) and entering the access code 9048397.

         About Delta and Pine Land Company
         Delta and Pine Land Company is a leading commercial breeder, producer and marketer of cotton planting seed. Headquartered in Scott, Mississippi, with multiple offices in eight states and facilities in several foreign countries, D&PL also breeds, produces and markets soybean planting seed in the U.S. For more information, please refer to the Company's Web site at http://www.deltaandpine.com.
                                      # # #

Certain matters discussed in this release are "forward-looking statements," including statements about the Company's future plans, goals and other events, which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. They can generally be identified because the context of such statements will include words such as "believes," "anticipates," "expects" or words of similar import. It is the nature of agricultural seed businesses that supply, demand and their timing are affected by many variables, including commodity prices, weather and government policy. Due to the seasonal nature of the seed business, the Company typically incurs losses in its first and fourth quarters. Additional risks and uncertainties with respect of the Company's business and forward looking statements are set forth in the Company's latest filings with the Securities and Exchange Commission.

In connection with Monsanto Company's ("Monsanto") proposed acquisition of Delta and Pine Land Company ("D&PL") pursuant to the terms of an Agreement and Plan of Merger by and among D&PL, Monsanto, and a wholly-owned subsidiary of Monsanto, D&PL has filed a preliminary proxy statement with the Securities and Exchange Commission (the "SEC"). Investors are urged to read the preliminary proxy statement (including all amendments and supplements to it) because it contains important information.

Investors may obtain free copies of the preliminary proxy statement when it becomes available, as well as other filings containing information about D&PL, without charge, at the SEC's Internet site (www.sec.gov). These documents may also be obtained for free from D&PL's Investor Relations web site (www.deltaandpine.com) or by directing a request to D&PL at: Delta and Pine Land Company, Corporate Offices, P.O. Box 157, Scott, MS 38772.

D&PL and its respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from D&PL's stockholders in respect of the proposed transaction.

Information regarding D&PL's directors and executive officers is available in D&PL's proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on November 29, 2005. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

This written communication contains forward-looking statements that involve risks and uncertainties concerning Monsanto's proposed acquisition of D&PL, D&PL's expected financial performance, as well as D&PL's strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers of Monsanto and D&PL to the transaction; Monsanto's ability to successfully integrate D&PL's operations and employees; and general economic conditions. In addition, please refer to the documents that Monsanto and D&PL file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by each of Monsanto and D&PL identify and address other important factors that could cause their respective financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Monsanto and D&PL are under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                                                     August 31,          August 31,
                                                                                        2006                2005
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $          6,212    $         25,452
COST OF SALES                                                                               10,136              20,721
                                                                                  -----------------   ------------------
GROSS (LOSS) PROFIT                                                                         (3,924)              4,731
                                                                                  -----------------   ------------------

OPERATING EXPENSES:
   Research and development                                                                  6,548               7,158
   Selling                                                                                   3,073               3,273
   General and administrative                                                               10,497               8,173
   In-process research and development and related transactional costs                      20,543                   -
                                                                                  -----------------   ------------------
              Total operating expenses                                                      40,661              18,604
                                                                                  -----------------   ------------------

OPERATING  LOSS                                                                            (44,585)            (13,873)

INTEREST INCOME, NET                                                                         1,303                 759
OTHER EXPENSE, NET                                                                          (7,838)               (979)
EQUITY IN NET LOSS OF AFFILIATE                                                               (674)               (620)
MINORITY INTEREST IN LOSS OF SUBSIDIARIES                                                      244                 342
                                                                                  -----------------   ------------------

LOSS BEFORE INCOME TAXES                                                                   (51,550)            (14,371)
INCOME TAX BENEFIT                                                                         (18,867)             (5,801)
                                                                                  -----------------   ------------------

NET LOSS                                                                                   (32,683)             (8,570)
DIVIDENDS ON PREFERRED STOCK                                                                  (160)               (160)
                                                                                  -----------------   ------------------
NET LOSS APPLICABLE TO COMMON SHARES                                              $        (32,843)   $         (8,730)
                                                                                  =================   ==================

BASIC AND DILUTED LOSS PER SHARE                                                  $          (0.91)   $          (0.24)
                                                                                  =================   ==================

NUMBER OF SHARES USED IN BASIC AND DILUTED LOSS PER SHARE
     CALCULATIONS                                                                           36,202              36,133
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $           0.15    $           0.15
                                                                                  =================   ==================


                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE TWELVE MONTHS ENDED
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                                                     August 31,          August 31,
                                                                                        2006                2005
                                                                                  -----------------   ------------------

NET SALES AND LICENSING FEES                                                      $        417,633    $        366,085
COST OF SALES                                                                              275,641             234,064
                                                                                  -----------------   ------------------
GROSS PROFIT                                                                               141,992             132,021
                                                                                  -----------------   ------------------

OPERATING EXPENSES:
   Research and development                                                                 24,965              23,015
   Selling                                                                                  14,182              13,531
   General and administrative                                                               33,112              23,760
   In-process research and development and related transactional costs                      27,585                   -
                                                                                  -----------------   ------------------
              Total operating expenses                                                      99,844              60,306
                                                                                  -----------------   ------------------

OPERATING  INCOME                                                                           42,148              71,715

INTEREST INCOME, NET                                                                         2,167               2,194
OTHER EXPENSE, NET                                                                         (11,108)             (4,310)
EQUITY IN NET LOSS OF AFFILIATE                                                             (3,089)             (2,787)
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                                 (150)             (1,609)
                                                                                  -----------------   ------------------

INCOME BEFORE INCOME TAXES                                                                  29,968              65,203
INCOME TAX  EXPENSE                                                                          9,749              22,646
                                                                                  -----------------   ------------------

NET INCOME                                                                                  20,219              42,557
DIVIDENDS ON PREFERRED STOCK                                                                  (640)               (544)
                                                                                  -----------------   ------------------
NET INCOME APPLICABLE TO COMMON SHARES                                            $         19,579    $         42,013
                                                                                  =================   ==================

BASIC EARNINGS PER SHARE                                                          $           0.55    $           1.11
                                                                                  =================   ==================
NUMBER OF SHARES USED IN BASIC EARNINGS PER SHARE
     CALCULATIONS                                                                           35,907              37,958
                                                                                  =================   ==================

DILUTED EARNINGS PER SHARE                                                        $           0.54    $           1.08
                                                                                  =================   ==================

NUMBER OF SHARES USED IN DILUTED EARNINGS PER SHARE
     CALCULATIONS
                                                                                            37,209              39,370
                                                                                  =================   ==================

DIVIDENDS PER COMMON SHARE                                                        $           0.60    $           0.51
                                                                                  =================   ==================



                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                               August 31,           August 31,
                                                                                  2006                 2005
                                                                            ------------------   ------------------

ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                   $         69,691     $         93,075
Marketable securities                                                                 27,600                    -
Receivables, net                                                                     270,354              228,800
Inventories                                                                           31,600               26,625
Prepaid expenses                                                                       2,173                1,874
Deferred income taxes                                                                  7,849                6,305
                                                                            ------------------   ------------------
    Total current assets                                                             409,267              356,679

PROPERTY, PLANT AND EQUIPMENT, NET                                                    61,066               60,158
EXCESS OF COST OVER NET ASSETS OF
      BUSINESSES ACQUIRED                                                              4,183                4,183
INTANGIBLES, NET                                                                       8,276                5,960
OTHER ASSETS                                                                           1,079                1,446
DEFERRED INCOME TAXES                                                                 22,383               10,758
                                                                            ------------------   ------------------
TOTAL ASSETS                                                                $        506,254     $        439,184
                                                                            ==================   ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES :
Notes payable and current maturities of long-term debt                      $          6,428     $         10,078
Accounts payable                                                                      28,866               18,218
Accrued expenses                                                                     275,643              221,824
Income taxes payable                                                                  14,179               12,893
                                                                            ------------------   ------------------
     Total current liabilities                                                       325,116              263,013
                                                                            ------------------   ------------------
LONG-TERM DEBT                                                                         1,455                7,271
                                                                            ------------------   ------------------
MINORITY INTEREST IN SUBSIDIARIES                                                      5,027                4,877
                                                                            ------------------   ------------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.10 per share; 2,000,000 shares authorized;
  Series A Junior Participating Preferred, par value $0.10 per share;
     501,989 and 456,989 shares authorized; no shares issued  or
     outstanding;                                                                          -                    -
  Series M Convertible Non-Voting Preferred, par value $0.l0 per share;
     1,066,667 shares authorized, issued and outstanding                                 107                  107
Common  stock, par value $0.10 per share; 100,000,000 shares authorized;
     42,053,167 and 40,928,929 shares issued;
     36,415,567 and 36,099,823 shares outstanding                                      4,205                4,093
Capital in excess of par value                                                       112,099               81,640
Retained earnings                                                                    197,750              199,742
Accumulated other comprehensive loss                                                  (2,489)              (4,305)
Treasury stock, at cost;  5,637,600 and 4,829,106 shares                            (137,016)            (117,254)
                                                                            ------------------   ------------------
TOTAL STOCKHOLDERS' EQUITY                                                           174,656              164,023
                                                                            ------------------   ------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $        506,254     $        439,184
                                                                            ==================   ==================

                  DELTA AND PINE LAND COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE TWELVE MONTHS ENDED
                                 (in thousands)
                                   (Unaudited)

                                                                             August 31,           August 31,
                                                                               2006                 2005
                                                                         ------------------   -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                            $         20,219     $         42,557
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                                9,392                8,661
       Loss on sale of assets                                                          63                  115
       In-process research and development and related charges                     27,585                    -
       Excess tax benefits from stock-based compensation arrangements              (3,114)                   -
       Equity in net loss of affiliate                                              3,089                2,787
       Foreign exchange loss (gain)                                                   267                 (101)
       Accretion of debt discount                                                     453                  777
       Minority interest in earnings of subsidiaries                                  150                1,609
       Stock-based compensation expense                                             3,255                  508
       Change in deferred income taxes                                            (13,162)               2,043
       Changes in assets and liabilities:
              Receivables                                                         (41,497)             (43,370)
              Inventories                                                          (5,050)               4,183
              Prepaid expenses                                                       (306)                  43
              Intangibles and other assets                                           (176)                (540)
              Accounts payable                                                     10,455               (6,068)
              Accrued expenses                                                     55,480               31,796
              Income taxes                                                          4,505                4,027
                                                                         ------------------   -----------------
              Net cash provided by operating activities                            71,608               49,027
                                                                         ------------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable securities                                              (41,600)                   -
  Sales of marketable securities                                                   14,000               50,000
  Purchases of property and equipment                                              (9,691)              (6,669)
  Sale of investments and property                                                     97                  451
  Acquisition of Vikki's Agrotech Limited                                          (2,620)                   -
  In-process research and development and related charges                         (27,585)                   -
  Investment in affiliate                                                          (3,125)              (2,980)
                                                                         ------------------   -----------------
              Net cash (used in) provided by investing activities                 (70,524)              40,802
                                                                         ------------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of short-term debt                                                     (55,399)              (5,800)
  Proceeds from short-term debt                                                    45,474                  247
  Dividends paid                                                                  (22,211)             (19,623)
  Minority interest in dividends paid by subsidiary                                     -               (1,318)
  Payments to acquire treasury stock                                              (19,762)             (85,535)
  Proceeds from exercise of stock options                                          24,041               14,103
  Excess tax benefits from stock-based compensation arrangements                    3,114                    -
                                                                         ------------------   -----------------
              Net cash used in financing activities                               (24,743)             (97,926)
                                                                         ------------------   -----------------

EFFECTS OF FOREIGN CURRENCY EXCHANGE RATES                                            275                1,585

NET DECREASE IN CASH AND CASH EQUIVALENTS                                         (23,384)              (6,512)
CASH AND CASH EQUIVALENTS, beginning of year                                       93,075               99,587
                                                                         ------------------   -----------------
CASH AND CASH EQUIVALENTS, end of year                                   $         69,691     $         93,075
                                                                         ==================   =================

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the twelve months for:
      Interest, net of capitalized interest                              $            244     $              -
      Income taxes paid                                                  $         18,088     $         13,804
   Noncash operating activities:
      Deferred taxes resulting from change in minimum pension liability  $         (1,030)    $          1,276
   Noncash financing activities:
      Tax benefit of stock option exercises                              $          4,245     $          2,856
